FORM OF ADVISORY AGREEMENT

BY AND AMONG

UNITED REALTY TRUST INCORPORATED,

UNITED REALTY CAPITAL OPERATING PARTNERSHIP, L.P.,

AND

UNITED REALTY ADVISORS LP

Dated as of ________________, 2012

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23.	NOTICES	19

24.	MODIFICATION	20

25.	SEVERABILITY	21

26.	GOVERNING LAW	21

27.	ENTIRE AGREEMENT	21

28.	NO WAIVER	21

29.	PRONOUNS AND PLURALS	21

30.	HEADINGS	21

31.	EXECUTION IN COUNTERPARTS	21

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ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of _____________, 2012, is entered into by and among United Realty Trust Incorporated, a Maryland corporation (the “Company”), United Realty Capital Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and United Realty Advisors LP, a Delaware limited partnership.

WITNESSETH

WHEREAS, the Company is a Maryland corporation created in accordance with Maryland General Corporation Law and intends to qualify as a REIT;

WHEREAS, the Company is the general partner of the Operating Partnership;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the experience, sources of information, advice, assistance and certain facilities of the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board of Directors of the Company, all as provided herein; and

WHEREAS, the Advisor is willing to render such services, subject to the supervision of the Board of Directors of the Company, on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.          DEFINITIONS. As used in this Agreement, the following terms have the definitions set forth below:

“Acquisition Expenses” means expenses actually incurred by the Advisor related to selecting, evaluating and acquiring Investments on the Company’s behalf in addition to any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finders fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether the Company acquires the related Investments.

“Acquisition Fee” means the fee payable to the Advisor or its assignees pursuant to Section 10(a).

“Advisor” means United Realty Advisors LP, a Delaware limited partnership, any successor advisor to the Company and the Operating Partnership, or any Person to which United Realty Advisors LP or any successor advisor subcontracts substantially all its functions. Notwithstanding the foregoing, a Person hired or retained by United Realty Advisors LP to perform property management and related services for the Company or the Operating Partnership that is not hired or retained to perform substantially all the functions of United Realty Advisors LP with respect to the Company and the Operating Partnership as a whole shall not be deemed to be an Advisor.

“Affiliate” or “Affiliated” means, with respect to any Person, (i) any other Person directly or indirectly owning, controlling or holding, with the power to vote, ten percent (10.0%) or more of the outstanding voting securities of such Person; (ii) any other Person ten percent (10.0%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person; (iii) any other Person directly or indirectly controlling, controlled by or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, the terms “controls,” “is controlled by,” or “is under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership or voting rights, by contract or otherwise.

‘‘Amount Advanced for a Loan or Other Investment’’ means the amount actually allocated in respect of the purchase, development, construction or improvement of Real Estate Assets or the amount actually paid or allocated in respect of the purchase of Loans or other real estate-related assets, in each case inclusive of Acquisition Expenses and any indebtedness assumed or incurred in respect of such Investment but exclusive of Acquisition Fees and financing fees.

“Articles of Incorporation” means the Articles of Incorporation of the Company, as amended from time to time.

“Asset Management Fee” means the fees payable to the Advisor pursuant to Section 10(d).

“Average Invested Assets” means, for any period, the average of the aggregate book value of the assets of the Company (including lease intangibles) invested, directly or indirectly, in financial instruments, debt and equity securities and equity interests in and Loans secured by Real Estate Assets (including amounts invested in REITs and other real estate operating companies) before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of these values at the end of each month during the period.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Business Day” means any day on which the New York Stock Exchange is open for trading.

“By-laws” means the by-laws of the Company, as amended and as the same are in effect from time to time.

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“Change of Control” means a change of control of the Company of a nature that would be required to be reported in response to the disclosure requirements of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as enacted and in force on the date hereof, whether or not the Company is then subject to such reporting requirements; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if: (i) any “person” (within the meaning of Section 13(d) of the Exchange Act, as enacted and in force on the date hereof) is or becomes the “beneficial owner” (as that term is defined in Rule 13d-3, as enacted and in force on the date hereof, under the Exchange Act) of securities of the Company representing 9.8% or more of the combined voting power of the Company’s securities then outstanding; (ii) there occurs a merger, consolidation or other reorganization of the Company which is not approved by the Board of Directors; (iii) there occurs a Sale, exchange, transfer or other disposition of substantially all the assets of the Company to another Person, which disposition is not approved by the Board of Directors; or (iv) there occurs a contested proxy solicitation of the Stockholders that results in the contesting party electing candidates to a majority of the Board of Directors’ positions next up for election.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

“Common Shares” means shares of the Company’s common stock, par value $0.01 per share.

“Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or Sale of a Real Estate Asset which is reasonable, customary and competitive in light of the size, type and location of the Real Estate Asset.

“Contract Purchase Price” has the meaning set forth in the Articles of Incorporation.

“Contract Sales Price” means the total consideration received by the Company for the Sale of an Investment.

“Dealer Manager” means Allied Beacon Partners, Inc., or such other Person selected by the Board of Directors to act as the dealer manager for the Offering.

“Dealer Manager Fee” means three and fifty-five hundredths percent (3.55%) of the per share purchase price of Common Shares (exclusive of Selling Commissions and Dealer Manager Fee) in the Primary Offering, paid to the Dealer Manager for serving as the dealer manager of the Primary Offering.

“Director” means a member of the Board of Directors.

“Distribution” means any distribution of money or other property by the Company to Stockholders, including any distribution that may constitute a return of capital for U.S. federal income tax purposes.

“Expense Year” has the meaning set forth in Section 13.

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“Financing Coordination Fee” means the fees payable to the Advisor pursuant to Section 10(e).

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Indemnitee” has the meaning set forth in Section 21(a).

“Independent Director” has the meaning set forth in the Articles of Incorporation.

“Independent Valuation Advisor” means a firm that is (i) engaged in the business of conducting appraisals on real estate properties, (ii) not an Affiliate of the Advisor and (iii) engaged by the Company with the Board’s approval to appraise the Real Properties and other Investments pursuant to the Valuation Guidelines.

“Investment” means any investment by the Company or the Operating Partnership, directly or indirectly, in Real Estate Assets, Real Estate-Related Loans or any other asset.

“Joint Venture” means any joint venture or partnership or other similar arrangement (other than between the Company and the Operating Partnership) in which the Company or the Operating Partnership or any of their subsidiaries is a co-venturer, member or partner, which is established to own Investments.

“Listing” means the listing of the Common Shares on a national securities exchange.

“Loan” means any indebtedness or obligation in respect of borrowed money or evidenced by a bond, notes, debenture, deed of trust, letter of credit or similar instrument, including any mortgage or mezzanine loan.

“NASAA REIT Guidelines” means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007, as the same may be amended from time to time.

“NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

‘‘NAV Pricing Start Date’’ means the earliest to occur of: (a) the Company investing in Investments with an aggregate cost, including the Company’s pro rata share of debt attributable to such Investments, in excess of $1 billion; (b) the Company raising net offering proceeds of in excess of six hundred fifty million dollars ($650 million) in the Company’s Primary Offering; and (c) the date that is twenty-nine (29) months following the commencement of the Company’s initial public Offering.

“Net Income” means, for any period, the Company’s total revenues applicable to such period, less the expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding the gain from the Sale of the Company’s assets.

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“Notice” has the meaning set forth in Section 23.

“Offering” means the public offering of Common Shares pursuant to a Prospectus.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, by among the Company, the Operating Partnership and URTI LP, LLC, a Delaware limited liability company, as the same may be amended from time to time.

“OP Units” means units of limited partnership interest in the Operating Partnership.

“Organization and Offering Expenses” means all expenses (other than the Selling Commission and the Dealer Manager Fee) to be paid by the Company in connection with the Offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of the Company’s escrow agent, due diligence expense reimbursements to the Dealer Manager and participating broker-dealers, amounts to reimburse the Advisor for its portion of the salaries of the employees of its Affiliates who provide services to the Advisor and other costs in connection with administrative oversight of the Offering and marketing process and preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

“Person” means an individual, corporation, partnership, joint venture, association, company (whether of limited liability or otherwise), trust, bank or other entity, or any government or any agency or political subdivision of a government.

“Primary Offering” means the portion of an Offering other than the offering of Common Shares pursuant to the Company’s distribution reinvestment program.

“Prospectus” means a final prospectus of the Company filed pursuant to Rule 424(b) of the Securities Act, as the same may be amended or supplemented from time to time.

“Property Management Agreement” means the Master Property Management, Leasing and Construction Agreement, dated as of ____________, 2012, among the Company, the Operating Partnership and URA Property Management LLC, a Delaware limited liability company, as the same may be amended from time to time.

“Real Estate Asset” means any investment by the Company or the Operating Partnership in unimproved and improved Real Property (including fee or leasehold interests, options and leases), directly, through one or more subsidiaries or through a Joint Venture.

“Real Estate Disposition Commission” means the fees payable to the Advisor pursuant to Section 10(c).

“Real Estate-Related Loan” means any investment in mortgage loans and other types of real estate-related debt financing, including, mezzanine loans, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests and participations in such loans, by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture.

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“Real Property” means real property owned from time to time by the Company or the Operating Partnership, directly, through one or more subsidiaries or through a Joint Venture, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only, or (iv) such Investments the Board or the Advisor designate as Real Property to the extent such Investments could be classified as Real Property.

“REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code.

“Sale” means any transaction or series of transactions whereby: (i) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Asset, Loan or other Investment or portion thereof, including the lease of any Real Estate Asset consisting of a building only, and including any event with respect to any Real Estate Asset that gives rise to a significant amount of insurance proceeds or condemnation awards; (ii) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all the direct or indirect interest of the Company or the Operating Partnership in any Joint Venture in which it is a co-venturer, member or partner; (iii) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Operating Partnership as a co-venturer, member or partner sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any Real Estate Asset or portion thereof, including any event with respect to any Real Estate Asset which gives rise to insurance claims or condemnation awards; or (iv) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its direct or indirect interest in any Real Estate-Related Loan or portion thereof (including, with respect to any Real Estate-Related Loan, all payments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event which gives rise to a significant amount of insurance proceeds or similar awards; or (v) the Company or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its direct or indirect ownership of any other asset not previously described in this definition or any portion thereof, but not including any transaction or series of transactions specified in clauses (i) through (v) above in which the proceeds of such transaction or series of transactions are reinvested by the Company in one or more assets within 180 days thereafter.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Commission” means six and forty-five one hundredths percent (6.45%) of the per share purchase price of Common Shares (exclusive of Selling Commissions and Dealer Manager Fee) in the Primary Offering, paid to the Dealer Manager and reallowable to participating broker-dealers with respect to Common Shares sold by them.

“Sponsor” means United Realty Advisor Holdings LLC, a Delaware limited liability company.

“Stockholder” means a registered holder of the Common Shares.

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“Total Operating Expenses” of a Person means all expenses paid or incurred by such Person, as determined under GAAP, that are in any way related to the Company’s operation, including advisory fees, but excluding: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, Listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Company’s stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain from the Sale of the Investments; and (f) Acquisition Fees, origination fees, Acquisition Expenses and origination expenses (including expenses relating to potential Investments that the Company does not close), disposition commissions on the resale of property and other expenses (including the Asset Management Fee) connected with the acquisition, origination, disposition and ownership of real estate interests, Loans or other property (other than disposition commissions on the Sale of Investments other than Real Property), including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property. The definition of “Total Operating Expenses” set forth above is intended to encompass only those expenses which are required to be treated as Total Operating Expenses under the NASAA REIT Guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not part of Total Operating Expenses under the NASAA REIT Guidelines shall not be treated as part of Total Operating Expenses for purposes hereof.

“Valuation Guidelines” means the valuation guidelines adopted by the Board, as may be amended from time to time.

2.            APPOINTMENT. The Company and the Operating Partnership hereby appoint the Advisor to serve as their advisor to perform the services set forth herein on the terms and subject to the conditions set forth in this Agreement and subject to the supervision of the Board, and the Advisor hereby accepts such appointment.

3.            DUTIES OF THE ADVISOR. The Advisor will use its reasonable best efforts to find, evaluate, present and recommend to the Company and the Operating Partnership investment opportunities consistent with the Company’s investment policies and objectives as adopted from time to time by the Board. In its performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Articles of Incorporation, the By-laws and the Operating Partnership Agreement, the Advisor, either directly or indirectly, shall, among other duties:

(a)          serve as the Company’s and the Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b)           provide daily management for the Company and the Operating Partnership and perform and supervise the various administrative functions necessary for the day-to-day management of the operations of the Company and the Operating Partnership;

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(c)           investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with and supervise the performance of such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder (including consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, real estate management companies, real estate operating companies, securities investment advisors, mortgagors, the registrar and the transfer agent and any and all agents for any of the foregoing), including Affiliates of the Advisor and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services (including entering into contracts in the name of the Company and the Operating Partnership with any of the foregoing);

(d)           consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of Investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company or the Operating Partnership;

(e)           subject to the provisions of Section 4, (i) use commercially reasonable efforts to present a continuing and suitable investment program to the Board that is consistent with the Company’s investment policies and objectives; (ii) locate, analyze and select potential Investments; (iii) structure and negotiate the terms and conditions of transactions pursuant to which acquisitions and dispositions of Investments will be made; (iv) research, identify, review and recommend acquisitions and dispositions of Investments to the Board and make Investments on behalf of the Company and the Operating Partnership in compliance with the investment objectives and policies of the Company; (v) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the Sale of, or otherwise deal with, Investments; (vi) enter into leases and service contracts for Real Estate Assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Real Estate Assets; (vii) actively oversee and manage Investments for purposes of meeting the Company’s investment objectives and reviewing and analyzing financial information for each of the Investments and the overall portfolio; (viii) select Joint Venture partners (to be evaluated based on the Real Estate Assets that such joint venture owns or is being formed to own under the same criteria as the Advisor would use to evaluate the Company’s other Investments), structure corresponding agreements and oversee and monitor these relationships; (ix) oversee, supervise and evaluate Affiliated and non-Affiliated property managers who perform services for the Company or the Operating Partnership; (x) oversee Affiliated and non-Affiliated Persons with whom the Advisor contracts to perform certain of the services required to be performed under this Agreement; (xi) manage accounting and other recordkeeping functions for the Company and the Operating Partnership, including reviewing and analyzing the capital and operating budgets for the Real Estate Assets and generating an annual budget for the Company; (xii) recommend various liquidity events to the Board when appropriate; and (xiii) source and structure Real Estate-Related Loans;

(f)          upon request, provide the Board with periodic reports regarding prospective Investments;

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(g)           make investments in, and dispositions of, Investments based on a developed disciplined investment approach (including, without limitation, a well-defined exit strategy) within the discretionary limits and authority as granted by the Board;

(h)          perform an in-depth review of each Real Property acquired, which review shall encompass, among other factors, the following:

(i)          geographic location and property type;

(ii)         condition and use;

(iii)        market growth demographics;

(iv)         historical performance;

(v)          current and projected cash flow;

(vi)         potential for capital appreciation;

(vii)        presence of existing and potential competition;

(viii)       prospects for liquidity through Sale, financing or refinancing; and

(ix)         tax considerations;

(i)          perform a diligence review on each Investment prior to closing, including, with respect to Real Properties, obtaining an environmental site assessment for each proposed acquisition (which at a minimum will include a Phase I assessment, but which may include a Phase II assessment if the Advisor determines that the results of a Phase I assessment would warrant it);

(j)          negotiate on behalf of the Company and the Operating Partnership with banks or other lenders for Loans to be made to the Company, the Operating Partnership or any of their subsidiaries, and negotiate with investment banking firms and broker-dealers on behalf of the Company, the Operating Partnership or any of their subsidiaries, or negotiate private sales of Shares or obtain Loans for the Company, the Operating Partnership or any of their subsidiaries, but in no event in such a manner that the Advisor shall be acting as broker-dealer or underwriter; provided, however, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company, the Operating Partnership or any of their subsidiaries;

(k)          obtain reports (which may, but are not required to be, prepared by the Advisor or its Affiliates), where appropriate, concerning the value of Investments or contemplated Investments of the Company and the Operating Partnership;

(l)           from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company and the Operating Partnership under this Agreement, including reports with respect to potential conflicts of interest involving the Advisor or any of its Affiliates;

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(m)         provide the Company and the Operating Partnership with all necessary cash management services;

(n)          in connection with any acquisition of a Real Estate Asset, unless the Company gives the Advisor Notice to the contrary, obtain an appraisal by a competent, independent appraiser who is a member in good standing of the Appraisal Institute;

(o)          deliver to, or maintain on behalf of, the Company copies of all appraisal reports;

(p)          notify the Board of all proposed material transactions before they are completed;

(q)          effect any private placement of OP Units, tenancy-in-common (TIC) or other interests in Investments as may be approved by the Board;

(r)           perform investor relations and Stockholder communications functions for the Company;

(s)          render such services as may be reasonably determined by the Board of Directors consistent with the terms and conditions herein;

(t)          maintain the Company’s accounting and other records and assist the Company in filing all reports required to be filed by it with the Securities and Exchange Commission, the Internal Revenue Service and other regulatory agencies;

(u)          do all things reasonably necessary to assure its ability to render the services described in this Agreement;

(v)          at the end of each Business Day, calculate the NAV as provided in the Valuation Guidelines, and in connection therewith, obtain independent appraisals (which the Advisor shall not be obligated to independently verify) performed by the Independent Valuation Advisor. For the avoidance of doubt, such calculation will involve estimating certain accrued fees and expenses that are part of the NAV;

(w)         supervise one or more Independent Valuation Advisors and, if and when necessary, recommend to the Board its replacement;

(x)          make decisions regarding marketing methods with respect to the initial public Offering, the termination or extension of the initial public Offering, the initiation of a follow-on Offering, mergers and other Change of Control transactions and certain significant press releases; and

(y)          administer the Company’s share repurchase program.

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Notwithstanding the foregoing, the Advisor may delegate any of the foregoing duties to any Person so long as the Advisor or its Affiliate remains responsible for the performance of the duties set forth in this Section 3.

4.            AUTHORITY OF ADVISOR.

(a)          Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 9), and subject to the continuing and exclusive authority of the Board over the supervision of the Company, the Company, acting on the authority of the Board of Directors, hereby delegates to the Advisor the authority to perform the services described in Section 3.

(b)          Notwithstanding anything herein to the contrary, all Investments will require the prior approval of the Board, any particular Directors specified by the Board or any committee of the Board specified by the Board, as the case may be.

(c)          If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents and other information reasonably required by them to evaluate properly the proposed transaction.

(d)          The Board may, at any time upon the giving of Notice to the Advisor, modify or revoke the authority set forth in this Section 4; provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification.

5.            FIDUCIARY RELATIONSHIP. The Advisor, as a result of its relationship with the Company and the Operating Partnership pursuant to this Agreement, stands in a contractual and fiduciary relationship with the Stockholders and the partners in the Operating Partnership.

6.            NO PARTNERSHIP OR JOINT VENTURE. The parties to this Agreement are not partners or joint venturers with each other and nothing herein shall be construed to make them partners or joint venturers or impose any liability as such on either of them.

7.            BANK ACCOUNTS. The Advisor may establish and maintain one or more bank accounts in the name of the Company or the Operating Partnership and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, under such terms and conditions as the Board may approve, provided, that no funds shall be commingled with the funds of the Advisor; and, upon request, the Advisor shall render appropriate accountings of such collections and payments to the Board and to the auditors of the Company.

8.            RECORDS; ACCESS. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time and from time to time. The Advisor shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

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9.           LIMITATIONS ON ACTIVITIES. Notwithstanding anything herein to the contrary, the Advisor shall refrain from taking any action which, in its sole judgment, or in the sole judgment of the Company, made in good faith, would (a) adversely affect the status of the Company as a REIT, unless the Board has determined that REIT qualification is not in the best interests of the Company and its Stockholders, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Operating Partnership or the Common Shares, or otherwise not be permitted by the Articles of Incorporation or By-laws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given.

10.          FEES.

(a)          Acquisition Fee. Subject to Section 10(b), the Company will pay to the Advisor or its assignees one percent (1.0%) of the Contract Purchase Price of each Real Estate Asset acquired (including the Company’s pro rata share of debt attributable to such Real Estate Asset) and one percent (1.0%) of the Amount Advanced for a Loan or Other Investment (including the Company’s pro rata share of debt attributable to such Investment).

(b)          Limitation on Total Acquisition Fees and Acquisition Expenses. In no event will the total of all Acquisition Fees and Acquisition Expenses (including those paid to third parties) payable with respect to a particular Investment exceed six percent (6.0%) of the Contract Purchase Price of each Real Estate Asset (including the Company’s pro rata share of debt attributable to such Real Estate Asset) or six percent (6.0%) of the Amount Advanced for a Loan or Other Investment (including the Company’s pro rata share of debt attributable to such Investment).

(c)          Real Estate Disposition Commission. For substantial assistance in connection with the Sale of Real Estate Assets, the Company will pay the Advisor or its Affiliates a Real Estate Disposition Commission equal to two percent (2.0%) of the Contract Sales Price of such Real Estate Assets; provided, however, that a Real Estate Disposition Commission shall not exceed one-half of the total brokerage commission paid if a brokerage commission is paid to a third-party broker in addition to the Real Estate Disposition Commission; provided, further, however, that the Real Estate Disposition Commission shall not exceed the lesser of six percent (6.0%) of the Contract Sales Price and the Competitive Real Estate Commission. The Independent Directors will determine whether the Advisor or its Affiliates have provided substantial assistance to the Company in connection with the Sale of a Real Estate Asset. Substantial assistance in connection with the Sale of a Real Estate Asset includes the preparation by the Advisor or its Affiliates of an investment package for the Real Estate Asset (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the Advisor or its Affiliates in connection with a Sale. If the Company sells an Investment to an Affiliate, the Advisor shall not receive a Real Estate Disposition Commission in connection with such Sale.

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(d)          Asset Management Fee. Until the NAV Pricing Start Date, the Company shall pay the Advisor or its assignees a monthly fee equal to one-twelfth (1/12) of seventy-five hundredths percent (0.75%) of the Contract Purchase Price of each Real Estate Asset (including the Company’s pro rata share of debt attributable to such Real Estate Asset) then owned plus one-twelfth (1/12) of seventy-five hundredths percent (0.75%) of the amount advanced for each Loan or other Investment (including the Company’s pro rata share of debt attributable to such Investment) then owned, payable on the first Business Day of each month. Following the NAV Pricing Start Date, the Company will pay the Advisor or its assignees a monthly fee equal to the greater of (i) the amount as calculated in the preceding sentence and (ii) one-twelfth (1/12) of one percent (1.0%) of the average of the Company’s daily NAV for the preceding month, payable on the first Business Day of each month.

(e)          Financing Coordination Fee. If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to finance Real Properties or other permitted Investments, or that is assumed, directly or indirectly, in connection with the acquisition of Real Properties or other permitted Investments, the Company will pay the Advisor or its assignees a Financing Coordination Fee equal to one percent (1.0%) of the amount available or outstanding under such financing or such assumed debt. The Advisor may reallow some of or all the Financing Coordination Fee to reimburse third parties with whom it may subcontract to procure such financing.

(f)          Subordinated Share of Annual Cash Flows. The Company shall pay the Advisor, from time to time when available, fifteen percent (15.0%) of remaining net cash flows each year after payment to Stockholders of a seven percent (7.0%) pre-tax, non-compounded annual return on the capital contributed by Stockholders.

(g)          Oversight Fee. For services in overseeing property management and leasing services provided by any Person that is not the Company’s property manager or an Affiliate of the Company’s property manager, the Company will pay the Advisor an Oversight Fee equal to one percent (1.0%) of the gross revenues of the Real Property managed.

(h)          Payment of Fees. In the sole discretion of the Advisor, the Advisor may elect to have the Acquisition Fee, the Operating Expenses, the Financing Coordination Fee and/or the Real Estate Disposition paid, in whole or in part, in cash or Common Shares, or any combination thereof. For the purposes of the payment of these fees in Common Shares, prior to the NAV Pricing Start Date, if an Offering is underway, each Common Share will be valued at the per Common Share Offering price minus the maximum Selling Commission and Dealer Manager Fee allowed in the Offering. Following the NAV Pricing Start Date, each Common Share will be valued at NAV per Common Share.

(i)          Stock Incentive Plan. Employees of the Advisor could receive compensation in the form of an award under the Stock Incentive Plan, which will be administered under the full authority of the Board.

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11.          EXPENSES.

(a)          In addition to the compensation paid to the Advisor pursuant to Section 10, the Company or the Operating Partnership shall pay directly or reimburse the Advisor for all the expenses paid or incurred by the Advisor or its Affiliates in connection with the services it provides to the Company and the Operating Partnership pursuant to this Agreement, including the following:

(i)          Organization and Offering Expenses, including third-party due diligence fees related to the Primary Offering, as set forth in detailed and itemized invoices; provided, however, that the Company shall not reimburse the Advisor to the extent such reimbursement would cause the total amount of Organization and Offering Expenses paid by the Company and the Operating Partnership to exceed two percent (2.0%) of the total offering price paid by investors in the Primary Offering (which includes proceeds to the Company from the sale of Common Shares, plus applicable Selling Commissions and Dealer Manager Fee);

(ii)         Acquisition Expenses incurred in connection with the selection and acquisition of Investments, regardless of whether or not the Company actually acquires the related assets, subject to the aggregate six percent (6.0%) cap on Acquisition Fees and Acquisition Expenses set forth in Section 10(b);

(iii)        the actual cost of goods and services used by the Company and obtained from entities not Affiliated with the Advisor;

(iv)         interest and other costs for Loans, including discounts, points and other similar fees;

(v)          taxes and assessments on income of the Company or Investments;

(vi)         costs associated with insurance required in connection with the business of the Company or by the Board;

(vii)        expenses of managing and operating Investments owned by the Company, whether payable to an Affiliate of the Company or a non-Affiliated Person;

(viii)      all expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders;

(ix)         expenses associated with a Listing, if applicable, or with the issuance and distribution of Common Shares, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, Listing and registration fees;

(x)          expenses connected with payments of Distributions;

(xi)         expenses of organizing, revising, amending, converting, modifying or terminating the Company, the Operating Partnership or any subsidiary thereof or the Articles of Incorporation, By-laws or governing documents of the Operating Partnership or any subsidiary of the Company or the Operating Partnership;

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(xii)        expenses of maintaining communications with Stockholders, including the cost of preparing, printing and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii)      administrative service expenses, including all costs and expenses incurred by the Advisor or its Affiliates in fulfilling its duties hereunder, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services; provided, however, that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees perform services for which the Advisor receives a separate fee; and

(xiv)        audit, accounting and legal fees.

(b)          Commencing twelve (12) months after the commencement of the Offering, the Company will reimburse the Advisor’s costs of providing administrative services, subject to the limitation set forth in Section 13.

12.         OTHER SERVICES. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company and the Operating Partnership other than as set forth in Section 3, such services shall be separately compensated at such customary rates and in such customary amounts as are agreed upon by the Advisor and the Board, including a majority of the Independent Directors, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

13.         REIMBURSEMENTS. The Company shall not reimburse the Advisor for any amount by which the Company’s operating expenses (including the Asset Management Fee) at the end of the four (4) preceeding fiscal quarters exceeds the greater of (a) two percent (2.0%) of Average Invested Assets and (b) twenty-five percent (25.0%) of Net Income. Commencing twelve (12) months after the commencement of the Offering, the Advisor shall reimburse the Company the amount by which the Company’s aggregate total operating expenses for the four (4) fiscal quarters then ended exceed the limit set forth in the preceding sentence, unless the Independent Directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Company shall reimburse the Advisor for personnel costs in connection with other services during the operational stage, in addition to paying an Asset Management Fee; however, the Company shall not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives Acquisition Fees or Real Estate Disposition Commissions.

14.         OTHER ACTIVITIES OF THE ADVISOR. Except as set forth in this Section 14, nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Sponsor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, member, partner, employee or stockholder of the Advisor or any of its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services; provided, however, that the Advisor must devote sufficient resources to the Company’s business to discharge its obligations to the Company under this Agreement. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein, and earn fees for rendering such advice and service. Specifically, it is contemplated that the Company may enter into Joint Ventures or other similar co-investment arrangements with certain Persons, and pursuant to the agreements governing such Joint Ventures or arrangements, the Advisor may be engaged to provide advice and service to such Persons, in which case the Advisor will earn fees for rendering such advice and service.

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The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. If the Advisor or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, the Advisor shall inform the Board of the method to be applied by the Advisor in allocating investment opportunities among the Company and competing investment entities and shall provide regular updates to the Board of the investment opportunities provided by the Advisor to competing programs in order for the Board (including the Independent Directors) to fulfill its duty to ensure that the Advisor and its Affiliates use their reasonable best efforts to apply such method fairly to the Company.

15.         THE UNITED REALTY NAME. The Advisor and its Affiliates have or may have a proprietary interest in the names “United Realty,” “URTI” and “URA.” The Advisor hereby grants to the Company, to the extent of any proprietary interest the Advisor may have in any of the names “United Realty,” “URTI” and “URA,” a non-transferable, non-assignable, non-exclusive, royalty-free right and license to use the names “United Realty,” “URTI” and “URA” during the term of this Agreement. The Company agrees that the Advisor and its Affiliates will have the right to approve any use by the Company of the names “United Realty,” “URTI” and “URA,” such approval not to be unreasonably withheld or delayed. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of a written request from the Advisor, cease to conduct business under or use the names “United Realty,” “URTI” and “URA” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the names “United Realty,” “URTI” and “URA” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company also will make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the words “United Realty,” “URTI” and “URA.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having any of the names “United Realty,” “URTI” and “URA” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. Neither the Advisor nor any of its Affiliates makes any representation or warranty, express or implied, with respect to the names “United Realty,” “URTI” and “URA” licensed hereunder or the use thereof (including, without limitation, as to whether the use of the names “United Realty,” “URTI” and “URA” will be free from infringement of the intellectual property rights of third parties. Notwithstanding the preceding, the Advisor represents and warrants that it is not aware of any pending claims or litigation or of any claims threatened in writing regarding the use or ownership of the names “United Realty,” “URTI” and “URA.”

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16.         TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the date hereof. Thereafter, the term may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

17.         TERMINATION BY THE PARTIES. This Agreement may be terminated on sixty (60) days’ written Notice, without cause and without penalty, by the Advisor or a majority of the Independent Directors. The provisions of Sections 19 through 31 of this Agreement shall survive termination of this Agreement.

18.         ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Directors. This Agreement shall not be assigned by the Company or the Operating Partnership without the consent of the Advisor, except in the case of an assignment by the Company or the Operating Partnership to a Person which is a successor to all the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor Person shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement.

19.         PAYMENTS TO AND DUTIES OF ADVISOR UPON TERMINATION.

(a)          Amounts Owed. The Advisor shall be entitled to receive from the Company or the Operating Partnership within thirty (30) days of the termination of this Agreement all amounts then accrued and owing to the Advisor.

(b)          Advisor’s Duties. The Advisor shall promptly upon termination of this Agreement:

(i)          pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii)         deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(iii)        deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Advisor; and

(iv)         cooperate with the Company and the Operating Partnership and take all reasonable steps requested to provide an orderly management transition.

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20.         INCORPORATION OF THE ARTICLES OF INCORPORATION AND THE OPERATING PARTNERSHIP AGREEMENT. To the extent that the Articles of Incorporation or the Operating Partnership Agreement impose obligations or restrictions on the Advisor or grant the Advisor certain rights which are not set forth in this Agreement, the Advisor shall abide by such obligations or restrictions and such rights shall inure to the benefit of the Advisor with the same force and effect as if they were set forth herein.

21.         INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP.

(a)          The Company and the Operating Partnership shall indemnify and hold harmless the Advisor and its Affiliates, as well as their respective officers, directors, equity holders, members, partners, Stockholders, other equity holders and employees (collectively, the “Indemnitees,” and each, an “Indemnitee”), from all liabilities, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liabilities, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the laws of the State of New York, the Articles of Incorporation or the provisions of Section II.G of the NASAA REIT Guidelines. Notwithstanding the foregoing, the Company and the Operating Partnership shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company and the Operating Partnership, unless all the following conditions are met:

(i)          the Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interest of the Company and the Operating Partnership;

(ii)         the Indemnitee was acting on behalf of, or performing services for, the Company or the Operating Partnership;

(iii)        such liability or loss was not the result of negligence or willful misconduct by the Indemnitee; and

(iv)         such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholders.

(b)          Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company and the Operating Partnership for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions is met:

(i)          there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee;

(ii)         such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or

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(iii)        a court of competent jurisdiction has approved a settlement of the claims against the Indemnitee and found that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority of a jurisdiction in which securities of the Company or the Operating Partnership were offered or sold as to indemnification for violations of securities laws.

(c)          In addition, the advancement of the Company’s or the Operating Partnership’s funds to an Indemnitee for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all the following conditions are satisfied:

(i)          the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or the Operating Partnership;

(ii)         the Indemnitee provides the Company and the Operating Partnership with a written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met;

(iii)        the legal action is initiated by a third party who is not a Stockholder or, if the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specifically approves such advancement; and

(iv)         the Indemnitee undertakes to repay the advanced funds to the Company or the Operating Partnership, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

22.         INDEMNIFICATION BY ADVISOR. The Advisor shall indemnify and hold harmless the Company and the Operating Partnership from contract or other liabilities, claims, damages, taxes or losses and related expenses, including reasonable attorneys’ fees, to the extent that such liabilities, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.

23.         NOTICES. Any notice, report or other communication (each, a “Notice”) required or permitted to be given hereunder shall be in writing unless some other method of giving such Notice is required by the Articles of Incorporation or the By-laws, and shall be given by being delivered by hand, by courier or overnight carrier or by registered or certified mail to the addresses set forth below:

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To the Company:	United Realty Trust Incorporated
44 Wall Street
2nd Floor
New York, New York 10002

Attention: Jacob Frydman,
Chief Executive Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
James P. Gerkis, Esq.

To the Operating Partnership:	United Realty Capital Operating Partnership, L.P.
44 Wall Street
2nd Floor
New York, New York 10002
Attention: Jacob Frydman,
Chief Executive Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
James P. Gerkis, Esq.

To the Advisor:	United Realty Advisors LP
44 Wall Street
2nd Floor
New York, New York 10002
Attention: Jacob Frydman,
Chief Executive Officer

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Peter M. Fass, Esq.
James P. Gerkis, Esq.

Any party may at any time give Notice in writing to the other parties of a change in its address for the purposes of this Section 23.

24.         MODIFICATION. This Agreement shall not be amended, supplemented, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

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25.         SEVERABILITY. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

26.         GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect, without regard to the principles of conflicts of laws thereof.

27.         ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

28.         NO WAIVER. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

29.         PRONOUNS AND PLURALS. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

30.         HEADINGS. The titles of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

31.         EXECUTION IN COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

UNITED REALTY TRUST INCORPORATED

By:
Name:
Title:

UNITED REALTY CAPITAL OPERATING PARTNERSHIP, L.P.

By:	United Realty Trust Incorporated

its General Partner

By:
Name:
Title:

UNITED REALTY ADVISORS LP

By:	URTI GP, LLC

its General Partner

By:	UNITED REALTY ADVISOR HOLDINGS LLC

its Managing Member

By:
Name:
Title:

United Realty Trust Incorporated – Advisory Agreement